EXHIBIT FILING FEES

Calculation of Filing Fee Table

Form S-8

(Form Type)

EyePoint Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	(1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share, reserved for issuance pursuant to the EyePoint Pharmaceuticals, Inc. 2023 Long-Term Incentive Plan	Other	2,900,000	(2)	$9.76	(3)	$28,304,000.00	(3)	0.0001531	$4,333.34
Equity	Common Stock, par value $0.001 per share, issuable under the Nonqualified Stock Option Award (Inducement Grant)	Rule 457(h)	106,600	(4)	$8.20	(5)	$874,120.00	(5)	0.0001531	$133.83
Equity	Common Stock, par value $0.001 per share, issuable under the Nonqualified Stock Option Award (Inducement Grant)	Rule 457(h)	43,000	(4)	$9.10	(5)	$391,300.00	(5)	0.0001531	$59.91
Equity	Common Stock, par value $0.001 per share, issuable under the Nonqualified Stock Option Award (Inducement Grant)	Rule 457(h)	69,000	(4)	$9.88	(5)	$681,720.00	(5)	0.0001531	$104.37
Equity	Common Stock, par value $0.001 per share, issuable under the Nonqualified Stock Option Award (Inducement Grant)	Rule 457(h)	23,600	(4)	$9.17	(5)	$216,412.00	(5)	0.0001531	$33.13
Equity	Common Stock, par value $0.001 per share, issuable under the Nonqualified Stock Option Award (Inducement Grant)	Rule 457(h)	54,600	(4)	$7.46	(5)	$407,316.00	(5)	0.0001531	$62.36
Equity	Common Stock, par value $0.001 per share, issuable under the Nonqualified Stock Option Award (Inducement Grant)	Rule 457(h)	30,300	(4)	$7.69	(5)	$233,007.00	(5)	0.0001531	$35.67
Equity	Common Stock, par value $0.001 per share, issuable under the Nonqualified Stock Option Award (Inducement Grant)	Rule 457(h)	21,000	(4)	$6.50	(5)	$136,500.00	(5)	0.0001531	$20.90
Equity	Common Stock, par value $0.001 per share, issuable under the Nonqualified Stock Option Award (Inducement Grant)	Rule 457(h)	34,500	(4)	$6.52	(5)	$224,940.00	(5)	0.0001531	$34.44
Equity	Common Stock, par value $0.001 per share, issuable under the Nonqualified Stock Option Award (Inducement Grant)	Rule 457(h)	65,000	(4)	$5.67	(5)	$368,550.00	(5)	0.0001531	$56.43
Equity	Common Stock, par value $0.001 per share, issuable under the Nonqualified Stock Option Award (Inducement Grant)	Rule 457(h)	136,700	(4)	$5.72	(5)	$781,924.00	(5)	0.0001531	$119.71
Equity	Common Stock, par value $0.001 per share, issuable under the Nonqualified Stock Option Award (Inducement Grant)	Rule 457(h)	12,500	(4)	$9.03	(5)	$112,875.00	(5)	0.0001531	$17.28
Equity	Common Stock, par value $0.001 per share, issuable under the Nonqualified Stock Option Award (Inducement Grant)	Rule 457(h)	63,900	(4)	$9.84	(5)	$628,776.00	(5)	0.0001531	$96.27
Total Offering Amounts							$33,361,440.00			$5,107.64
Total Fees Previously Paid										—
Total Fee Offsets										—
Net Fee Due										$5,107.64

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Consists of 2,900,000 shares of Common Stock of Registrant available for issuance under the Registrant’s 2023 Long-Term Incentive Plan.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, on the basis of the average of the high and low prices for a share of Common Stock as reported on the Nasdaq Global Market on August 4, 2025, which date is a date within five business days of the filing of this registration statement.

(4)
Represents shares of Common Stock issuable upon the exercise of the nonqualified stock option awards granted to employees of the Registrant between July 16, 2024 and July 15, 2025 as an inducement material to each such employee’s acceptance of employment with the Registrant (the “Inducement Awards”).

(5)
Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the price at which the Inducement Awards may be exercised.